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EXHIBIT 10.1

EXECUTION COPY

Ranieri Partners Management LLC

650 Madison Ave
NY, NY 10022

March 8, 2010

PRIVATE AND CONFIDENTIAL

VIA E-MAIL

Rodman Drake
Chief Executive Office
Crystal River Capital, Inc.
Three World Financial Center
200 Vesey Street, 10th Floor
New York, NY 10281-1010

Dear Mr. Drake:

        Reference is made to the letter we received from Broadpoint.Gleacher ("Broadpoint"), as your representative, with respect to the potential acquisition of certain rights and assets described herein (such acquisitions, collectively, the "Transactions"), including certain assets owned by Crystal River Capital, Inc., a Maryland corporation (together with its subsidiaries and successors, "Crystal River"), on February 4, 2010. After further discussions, Ranieri Partners Management LLC (together with its successors, the "Buyer") is hereby submitting an offer to purchase or to cause one of its affiliates to purchase the Assets (as defined herein) as set forth below in this letter agreement.

  1.
  Defined Terms.    Capitalized terms used, but not defined, herein shall have the meanings ascribed to such terms in, as applicable, (i) the Indenture, dated as of November 30, 2005 (as amended or supplemented from time to time, the "CDO1 Indenture"), among Crystal River CDO 2005-1, Ltd. ("CDO1"), Crystal River CDO 2005-1 LLC, and Wells Fargo Bank, National Association ("Wells Fargo"), as trustee for CDO1 (the "CDO1 Trustee"), or if not defined therein, in the Collateral Management Agreement dated as of November 30, 2005 (as amended or supplemented from time to time, the "CDO1 Collateral Management Agreement"), between CDO1 and Crystal River Capital Advisors, LLC (f/k/a Hyperion Crystal River Capital Advisors, LLC) ("CRC Advisor"), as collateral manager for CDO1 (in such capacity, the "CDO1 Collateral Manager"), or (ii) the Indenture, dated as of January 17, 2007 (as amended or supplemented from time to time, the "CDO2 Indenture"), among Crystal River Resecuritization 2006-1 Ltd. ("CDO2"), Crystal River Resecuritization 2006-1 LLC, and Wells Fargo, as trustee for CDO2 (the "CDO2 Trustee"), or if not defined therein, in the Collateral Management Agreement dated as of January 17, 2007 (as amended or supplemented from time to time, the "CDO2 Collateral Management Agreement"), between CDO2 and CRC Advisor, as collateral manager for CDO2 (in such capacity, the "CDO2 Collateral Manager").

  2.
  Purchase of Assets.    The Buyer agrees, upon the terms and subject to the conditions set forth herein, to purchase (or to cause one of its affiliates to purchase) the following assets (collectively, the "Assets"):

  a.
  The following mortgage pass-through certificates (the "Primary CMBS A"):

  (i)
  BSCMS 2005-PWR9 Class S ($10,977,609 outstanding par balance as of January 31, 2010);

      (ii)
      GMACC 2005-C1 Class N ($1,342,145 outstanding par balance as of January 31, 2010);

      (iii)
      WBCMT 2005-C18 Class P ($9,855,516 outstanding par balance as of January 31, 2010).

    b.
    The following mortgage pass-through certificates (the "Primary CMBS B", and together with the Primary CMBS A, the "Transaction 1 Assets"):

    (i)
    BSCMS 2006-PWR13 Class P ($9,079,825 outstanding par balance as of January 31, 2010);

    (ii)
    CSMC 2006-C1 Class S ($27,114,222 outstanding par balance as of January 31, 2010);

    c.
    The rights to (i) direct Crystal River to use commercially reasonable efforts to advocate for the appointment of the Buyer or another Person designated by the Buyer (the Buyer or such other Person, the "Specified Manager") as the Replacement Manager for CDO1, following the resignation of the CDO1 Collateral Manager as collateral manager under the CDO1 Collateral Management Agreement, and (ii) exercise, from and after the final consummation of (and payment of the purchase price for) the purchase of the Transaction 1 Assets, any and all rights of Crystal River, in its capacity as a Preferred Shareholder of CDO1, to direct the appointment of a Replacement Manager for CDO1 (subject to any fiduciary or other legal obligations of Crystal River) (the rights described in subclauses (i) and (ii) of this clause (c), the "CDO1 Rights").

    d.
    The rights to (i) direct Crystal River, in its capacity as sole Preferred Shareholder of CDO2, to direct CDO2 to appoint the Specified Manager as the Replacement Manager for CDO2, following the resignation of the CDO2 Collateral Manager as collateral manager under the CDO2 Collateral Management Agreement and (ii) exercise, from and after the final consummation of (and payment of the purchase price for) the purchase of the Transaction 1 Assets, any and all rights of Crystal River, in its capacity as a Preferred Shareholder of CDO2, to direct the appointment of a Replacement Manager for CDO2 (subject to any fiduciary or other legal obligations of Crystal River) (the rights described in subclauses (i) and (ii) of this clause (d), the "CDO2 Rights").

    The purchase of the Transaction 1 Assets is hereinafter referred to as "Transaction 1"; the purchase of the CDO2 Rights is hereinafter referred to as "Transaction 2"; and the purchase of the CDO1 Rights is hereinafter referred to as "Transaction 3".

  3.
  Purchase Price.    The Buyer agrees to pay to Crystal River, as consideration for each Transaction, the dollar amount specified below in clauses a., b. and c., as applicable, with respect to such Transaction; and Crystal River agrees to grant to Buyer (exercised by Buyer or any of its affiliates), upon (and subject to) the Closing of Transaction 1, a right of first refusal (as set forth in Annex A attached hereto), but not the obligation, to purchase all or any portion of BACM 2007-2 Classes L through S and COMM 2007-C9 Classes L through S that Crystal River desires to sell in the future. The cash consideration for Transaction 1 (specified in clause a. below) shall be paid by Buyer not later than March 15, 2010; and the cash consideration for each of Transaction 2 and Transaction 3 (specified in, respectively, clauses b. and c. below) shall be paid by Buyer upon the closing of such Transaction.

  a.
  Transaction 1

  (i)
  Primary CMBS A and Primary CMBS B: Purchase Price = $2.5 million, plus accrued and unpaid interest through the closing date for Transaction 1

  b.
  Transaction 2

  (i)
  CDO2 Rights: Purchase Price = $2.0 million

    c.
    Transaction 3

    (i)
    CDO1 Rights = $3.5 million

  4.
  Definitive Agreements.

  a.
  The Buyer and Crystal River shall work in good faith, and shall use commercially reasonable efforts, to negotiate and document a mutually acceptable definitive agreement with respect to the CDO1 Rights, consistent with the terms hereof and of the CDO1 Collateral Management Agreement and CDO1 Indenture, and shall execute such definitive agreement when finalized. The definitive agreement shall include provisions for the resignation of the CDO1 Collateral Manager and Crystal River's use of commercially reasonable efforts to obtain, from a Majority of the Controlling Class, the required approval (and execution of written direction to CDO1) for the appointment of the Specified Manager as the Replacement Manager under the CDO1 Collateral Management Agreement. The definitive agreement shall also contain a covenant by Crystal River not to exercise any rights it may have, in its capacity as holder of the Preferred Shares in CDO1, to direct the appointment of a Replacement Manager for CDO1 (subject to any fiduciary or other legal obligations of Crystal River), without the prior consent of the Buyer.

  b.
  The Buyer and Crystal River shall work in good faith, and shall use commercially reasonable efforts, to negotiate and document a mutually acceptable definitive agreement with respect to the CDO2 Rights, consistent with the terms hereof and of the CDO2 Collateral Management Agreement and CDO2 Indenture, and shall execute such definitive agreement when finalized. The definitive agreement shall include provisions for the resignation of the CDO2 Collateral Manager and the appointment of the Specified Manager as the Replacement Manager, and shall also contain a covenant by Crystal River not to exercise any rights it may have, in its capacity as holder of the Preferred Shares in CDO2, to direct the appointment of a Replacement Manager for CDO2 (subject to any fiduciary or other legal obligations of Crystal River), without the prior consent of the Buyer.

  5.
  Conditions Precedent.

  a.
  In addition to customary closing conditions, the closing of Transaction 1 will be subject to the following conditions: The Buyer shall have received such documents, reports, records, statements and other documents and information (collectively, "Information") related to the Transaction 1 Assets as it may reasonably request, such request (specifying the requested Information in reasonable detail) to be furnished to Crystal River in writing not later than two business days after the date of this letter agreement.

  b.
  In addition to the customary closing conditions, the closing of Transaction 2 will be subject to the following conditions:

  (i)
  The execution of definitive agreements with respect to the CDO2 Rights in form and substance mutually acceptable to each of the Buyer and Crystal River, in its reasonable discretion;

  (ii)
  The Buyer shall have received documentation reasonably satisfactory to it (including duly authorized amendments to financing statements) as and to the extent necessary for the release by Brookfield US Corporation, solely in its capacity as secured lender (the "Lender"), of its liens on the Primary CMBS B;

  (iii)
  The Buyer and the CDO2 Trustee shall have received written confirmation (with respect to each of Moody's, S&P and Fitch) that the Specified Manager's appointment as Replacement Manager under the CDO2 Collateral Management Agreement satisfies the Rating Condition;

      (iv)
      Crystal River (and, if requested by the CDO2 Trustee, the CDO2 Trustee) shall have received such evidence as is reasonably satisfactory to it that the Specified Manager's appointment as Replacement Manager under the CDO2 Collateral Management Agreement otherwise satisfies the Replacement Conditions set forth in the CDO2 Collateral Management Agreement; and

      (v)
      Crystal River, CDO2 and the CDO2 Trustee shall have received an instrument signed by the Specified Manager accepting its appointment as successor Collateral Manager under the CDO2 Collateral Management Agreement and assuming all of the Collateral Manager's responsibilities, duties and obligations under the CDO2 Collateral Management Agreement and the applicable provisions of the CDO2 Indenture, in form and substance satisfactory to Crystal River and the CDO2 Trustee.

    c.
    The closing of Transaction 3 will be subject to the following material conditions:

    (i)
    The execution of definitive agreements with respect to the CDO1 Rights in form and substance mutually acceptable to each of the Buyer and Crystal River, in its reasonable discretion;

    (ii)
    The Buyer shall have received documentation reasonably satisfactory to it (including duly authorized amendments to financing statements) as and to the extent necessary for the release by the Lender of its liens on the Primary CMBS A;

    (iii)
    The Buyer and the CDO1 Trustee shall have received Rating Agency Confirmation (from each of Moody's and S&P) with respect to the Specified Manager's appointment as Replacement Manager under the CDO1 Collateral Management Agreement, and Fitch shall have been notified of the request to obtain such Rating Agency Confirmation within 30 days of such request;

    (iv)
    Crystal River (and, if requested by the CDO1 Trustee, the CDO1 Trustee) shall have received such evidence as is reasonably satisfactory to it that the Specified Manager's appointment as Replacement Manager under the CDO1 Collateral Management Agreement otherwise satisfies the Replacement Conditions set forth in the CDO1 Collateral Management Agreement;

    (v)
    Crystal River, CDO1 and the CDO1 Trustee shall have received an instrument signed by the Specified Manager accepting its appointment as successor Collateral Manager under the CDO1 Collateral Management Agreement and assuming all of the Collateral Manager's responsibilities, duties and obligations under the CDO1 Collateral Management Agreement and the applicable provisions of the CDO1 Indenture, in form and substance satisfactory to Crystal River and the CDO1 Trustee; and

    (vi)
    The CDO1 Trustee shall have received a written instrument, executed by a Majority of the Controlling Class, directing CDO1 to appoint the Specified Manager as the Replacement Manager under the CDO1 Collateral Management Agreement.

  6.
  Escrow.    Within one business day following the execution and delivery of this letter agreement, the Buyer shall deposit the amount of $1.6 million (the "Escrow Amount"), representing 20% of the aggregate consideration specified above payable in respect of the Transactions, to the escrow agent designated in writing by Crystal River, which sum shall be refundable (to the extent not applied, as described below, toward the consideration payable in respect of one or more of the Transactions) upon the termination of this letter agreement. A ratable portion of the Escrow Amount (allocated based upon the respective dollar amounts of the cash consideration for each of the three Transactions) shall be applied toward the payment of the cash consideration upon the closing of the related Transaction.

  7.
  Consummation of Trades.    Subject to the terms and conditions set forth herein, Crystal River and the Buyer shall use commercially reasonable efforts to (i) cause the Specified Manager to become the Replacement Manager for CDO2 not later than 90 days following the execution of the definitive agreement relating to the CDO2 Rights and (ii) cause the Specified Manager to become the Replacement Manager for CDO1 not later than 90 days following the receipt of the written instrument executed by a Majority of the Controlling Class described in clause (vi) of paragraph 5(c) above.

  8.
  Representations.    The Buyer hereby represents and warrants that:

  a.
  the Specified Manager is an established institution which is legally qualified and has the capacity to act as Collateral Manager under the each of the CDO1 Collateral Management Agreement and the CDO2 Collateral Management Agreements, as successor (in each such case) to the Collateral Manager thereunder in the assumption of all of the responsibilities, duties and obligations of the Collateral Manager thereunder and under the applicable terms of the CDO 1 Indenture or CDO2 Indenture, as the case may be;

  b.
  the Buyer has the limited liability company power and authority, and has obtained all required limited liability company approvals, necessary to enter into, consummate and perform its obligations under the agreements and Transactions described herein;

  c.
  the Buyer's offer to purchase the Assets, as described herein, is not subject to any further conditions or contingencies, other than the conditions set forth above.

  9.
  Costs and Expenses.    Each party hereto shall bear its own closing costs and expenses incurred in connection with the Transactions.

  10.
  Termination of Agreement.    This letter agreement shall terminate, automatically and without further action by the parties hereto (unless extended by written instrument signed by each of the parties hereto), on the earlier of (a) the date on which each of the three Transactions has been consummated and the total cash and non-cash consideration paid and granted therefor, and (b) September 15, 2010; provided that the provisions captions "Escrow," "Representations," "Costs and Expenses" and "Governing Law; Jurisdiction" shall survive the termination of this letter agreement.

  11.
  Governing Law; Jurisdiction.

  a.
  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

  b.
  ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN), BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURT OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

  12.
  Counterparts.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of this letter agreement by facsimile or other electronic transmission shall be effective as delivery of an executed original copy thereof.

Upon execution below by the Buyer, this letter agreement shall be legally binding on each of the parties hereto and obligate them to use commercially reasonable efforts to prepare, negotiate and agree upon definitive, mutually acceptable transaction documentation reflecting the terms set forth herein and to satisfy all conditions to closing the Transactions.

[Remainder of this page intentionally left blank.]

        We are prepared to move expeditiously on this proposal. Kindly indicate your agreement with the terms of this letter agreement and with moving forward as expeditiously as reasonably practicable to closing the Transactions, by signing where indicated below.

Sincerely,
RANIERI PARTNERS MANAGEMENT LLC
	By:	/s/ GREGORY S. OBERHOLTZER
		Name:	Gregory S. Oberholtzer
		Title:	Authorized Signature
ACKNOWLEDGED AND AGREED:
CRYSTAL RIVER CAPITAL, INC.
/s/ RODMAN L. DRAKE Rodman L. Drake Chief Executive Officer

 ANNEX A

Right of First Refusal

        1.     Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the letter agreement to which this Annex A is attached (the "Letter Agreement"). The rights of the Buyer specified in, and subject to the terms of, clauses (b) through (g) below are referred to herein, collectively, as the "Right of First Refusal". Those commercial mortgage-backed securities that are denominated as "BACM 2007-2 Class S" and "COMM 2007-C9 Class S" (and, in each case, are owned by Crystal River on the date of the Letter Agreement) are referred to herein as the "CMBS". The Right of First Refusal is subject to, and the Buyer shall have no rights in respect of the Right of First Refusal (or any component thereof) until, the closing of Transaction 1 in accordance with the Letter Agreement (including the payment in full by the Buyer of the cash consideration in respect thereof, as specified in paragraph 3 of the Letter Agreement).

        2.     In the event that Crystal River, in its sole discretion, desires to sell, transfer, assign or otherwise dispose of all or any portion of the CMBS (such portion, the "Subject Securities"), Crystal River shall notify the Buyer of its intent to sell, transfer, assign or otherwise dispose of the Subject Securities (such notice, the "Notice of Sale"; and the date such notification is made to the Buyer, the "Initial Notification Date") not later than two business days prior to any written solicitation of bids from prospective purchasers of the Subject Securities.

        3.     Upon its receipt of a Notice of Sale, the Buyer shall be entitled to deliver to Crystal River, not later than two business days after the related Initial Notification Date, a firm bid in writing for the purchase of all (but not less than all) of the Subject Securities (the "Buyer's Initial Bid"), setting forth the terms and purchase price for the Subject Securities.

        4.     If Buyer delivers timely a Buyer's Initial Bid to Crystal River, as specified in clause (3) above, Crystal River shall be entitled to accept or reject such bid for a period commencing on (and including) the Initial Notification Date and ending on (and including) the earlier of (i) the date Crystal River accepts or rejects such bid in writing and (ii) the date 15 business days after the Initial Notification Date (or such longer or shorter period as the Buyer and Crystal River may agree in writing) (such period, the "Initial Bid Period"). Immediately following the end of the Initial Bid Period, the related Buyer's Initial Bid (if any) and Crystal River's right to accept such bid (if not theretofore accepted by Crystal River) shall automatically lapse.

        5.     If (A) at any time during the Initial Bid Period (if Buyer's Initial Bid has been timely received by Crystal River), or (B) not later than 45 days after the Initial Notification Date (if a Buyer's Initial Bid has not been timely received by Crystal River), Crystal River receives a bid for all (but not less than all) of the Subject Securities from a prospective purchaser other than the Buyer or its designee (each, a "Third Party Purchaser") and either (x) such bid is for a higher price and/or on terms determined by Crystal River to be more favorable to Crystal River than those of the related and timely received Buyer's Initial Bid (if any) or (y) Crystal River has not timely received a Buyer's Initial Bid in connection with such sale of Subject Securities (the best of such Third Party Purchaser bids, as determined by Crystal River in its sole judgment, that satisfied either clause (x) or clause (y) above, the "Third Party Bid"), then (i) Crystal River shall promptly deliver written notice to the Buyer specifying the terms of such Third Party Bid; (ii) Buyer shall be entitled to deliver to Crystal River, not later than two business days following delivery by Crystal River of such notice, a firm bid in writing for the purchase of all (but not less than all) of the Subject Securities, matching in all respects the purchase price and terms of the related Third Party Bid (the "Buyer's Matching Bid") (and Crystal River may not sell the Subject Securities to any Third Party Purchaser prior to the expiration of that two-business day period); and (iii) if Buyer timely submits a Buyer's Matching Bid in accordance with the immediately preceding subclause (ii), Crystal River shall have a period of three business days, commencing upon its receipt of the Buyer's Matching Bid, to accept or reject such bid (such period, the "Matching Bid Period").

        6.     (i) If Crystal River receives timely a Buyer's Initial Bid as provided above but Crystal River either (x) receives no Third Party Bid during the Initial Bid Period, or (y) receives a Third Party Bid during the Initial Bid Period and receives timely a Buyer's Matching Bid, then Crystal River shall not sell the Subject Securities to any other party during the Initial Bid Period or Matching Bid Period, as applicable; (ii) if Crystal River does not timely receive a Buyer's Initial Bid as provided above and Crystal River receives a Third Party Bid not later than 45 days after the Initial Notification Date and receives timely a Buyer's Matching Bid as provided above, then Crystal River shall not sell the Subject Securities to any other party during the Matching Bid Period; and (iii) following the expiration of the applicable period specified in subclause (i) or (ii) above, as the case may be, if Crystal River desires to sell, transfer, assign or otherwise dispose of all or any portion of the CMBS, Buyer shall have a separate Right of First Refusal, as specified in clauses (b) through (g) of this Annex A, in respect of such sale.

        7.     If Crystal River accepts a Buyer's Initial Bid or a Buyer's Matching Bid as provided above, the Buyer shall purchase the Subject Securities, and pay in full the purchase price specified in such bid, in immediately available funds, not later than three business days following delivery by Crystal River to the Buyer of notice of such acceptance (unless Crystal River and the Buyer agree in writing to an alternate payment schedule).

        8.     The Buyer shall (i) hold strictly confidential all components of the Right of First Refusal and the existence of the Right of First Refusal (collectively, the "Confidential Information"), and (ii) not disclose, or permit any of its affiliates, officers, directors, employees, counsel or agents to disclose, such Confidential Information to any other party, subject, in each case to any disclosure obligation of the Buyer arising under the law, including legal process. The Buyer understands that any breach of this clause (8) may be materially detrimental to Crystal River's ability to market and sell the CMBS and hereby acknowledges and agrees that if Crystal River determines, in its reasonable judgment, that there has been a breach of any obligations under this clause (h), in addition to any other remedies at law or equity, the Right of First Refusal shall immediately and automatically terminate and be cancelled, with no further action on the part of Crystal River or any other person or entity.

        9.     The Right of First Refusal set forth in this Annex A (and referenced in the Letter Agreement), if not previously terminated or exhausted, shall terminate and be cancelled with no further action on the party of Crystal River or any other party on the date that is the second anniversary of the closing of Transaction 1.

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  EXHIBIT 10.1
Ranieri Partners Management LLC
650 Madison Ave NY, NY 10022
ANNEX A Right of First Refusal